IDT Corporation

Investor Presentation

LD Micro

December 2020

Forward-Looking Statements



All statements in this presentation that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate, “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors.

Our filings with the SEC provide detailed information on such statements and risks, and should be consulted along with this presentation.

To the extent permitted under applicable law, IDT assumes no obligation to update any forward-looking statements.

Business Transformation

IDT Founded by Howard Jonas (1990)

- **Early focus:** Pioneer of VoIP technologies
- **Builder of exceptional businesses:** Six successful public co spin-offs
- **Value creation:** Spin-offs + monetization events have achieved multi-billion dollar returns for IDT investors

High Growth, High Margin Evolution

- **Transformational Businesses**: Building high growth, high margin fintech and cloud communications businesses: BOSS Revolution Money, National Retail Solutions and net2phone
- **Traditional Communications**: Continued focus on delivering exceptional products and operational optimization to maximize cash flows for investment in higher margin businesses
- **Results improving:** Driven by rotation to higher margin businesses

Valuation Drivers

- **Sum of parts analysis (slide 7):** Suggests significant potential upside
- **Solid balance sheet:** $119 million in cash, cash equivalents, current debt securities and current investments. No debt[1]
- **NOLs:** Over $200 million in loss carryforwards[1]



Consolidated Income from Operations
Millions
$15.0
$12.5
$10.0
$7.5
$5.0
$2.5
$-
$(2.5)
Q1 FY 2020
Q2 FY2020
Q3 FY2020
Q4 FY2020
Q1 FY2021

Fintech

Money Transfer

International money remittance to 320,000 payout locations in 59 countries

Network Expansion:

- Accelerating digital channel customer acquisitions
- Building out US retail agent footprint
- Extending payout network
- Origination beyond the US

Revenue: Growth - 111% YoY
Digital channel growth 152% YoY

- Foreign exchange
- Transaction fees

Opportunities:

- Launch of challenger bank
- Additional financial products



Fintech Revenue Growth
Millions
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
+110% YoY
Q1 FY20
Q2 FY20
Q3 FY20
Q4 FY20
Q1 FY21
Money Transfer
POS Network

POS Network

Point-of-sale (POS) network. 12,000+ terminals deployed to independent C-stores nationwide

Network expansion:

- Adding 1300+ new terminals to network quarterly
- New network verticals: gas stations, liquor stores and quick serve restaurants

Revenue: Growth - 109% YoY

- SaaS fees from retailers
- Merchant processing
- DOOH advertising
- Transaction analytics
- Small business loans

Opportunities:

- Online sales - on app and web
- Monetization is still nascent

Unified Communications as a Service

Cloud-based communications solutions for businesses
Converged across channels and devices

Integrates voice, video, messaging, webRTC solution to drive more intelligent conversations.

Market opportunity - $60B+ legacy premises-based communications migration[3]

Growth strategy - Focus on the Americas:

- South America - Fragmented markets enhance opportunity
- Leverages IDT's telecom infrastructure to provide hyper-localized service

Advanced features - For upmarket access:

- Video conference solution
- Integrations with 3rd party solutions including MS Teams, Slack, Zoho

Growth drivers:

- Expansion in LATAM
- Further integrations with third party software
- Industry-specific feature sets



UCaaS Subscription Revenue Growth
Millions
$9.0
$8.0
$7.0
$6.0
$5.0
+42% YoY
Q1 FY20
Q2 FY20
Q3 FY20
Q4 FY20
Q1 FY21

Traditional Communications


Cash-Flows from
Traditional Communications Offerings
(Adjusted EBITDA* less CAPEX)
Millions
$18.0
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$-
Q1 FY20
Q2 FY20
Q3 FY20
Q4 FY20
Q1 FY21

Key Offerings

- **International calling:** Digital and retail platforms marketed to immigrant communities
- **Mobile top-up**: North American leader in value transfer via mobile networks
- **Carrier services:** Delivers international voice traffic for telecom providers globally

Reliable and Sustainable Cash-Flows

- Exceptional product enhancements and operational optimization to maximize cash flows

Valuation

Sum of the parts suggests potential upside

Money Transfer

Revenue[4] = $43MM
Industry Multiples = 5x - 10x
Implied = $214MM - $430MM

POS Network

Revenue[5] = $20MM
Industry Multiples = 7.5x - 10x
Implied = $150MM - $200MM

Cloud Communications

Revenue[5] = $39MM
Industry Multiples = 5x - 10x
Implied = $195MM - $390MM

Traditional Communications Less Corporate Overhead

Adjusted EBITDA* less CAPEX TTM[6] = $50MM
Discounted cash flow value = $275MM - $350MM

Opportunity

Implied EV/share[7]: $28.20 to $49.17
Current EV/share[8]: $8.35

Footnotes

* Throughout this presentation, Adjusted EBITDA is a Non-GAAP measure intended to provide useful information that supplements IDT's or the relevant segment's results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial Measures at the end of this presentation for an explanation of these terms and their respective reconciliations to the most directly comparable GAAP measure.

(1) As of October 31, 2020

(2) 1Q FY 2021 compared to 1Q FY 2020

(3) Synergy Research Group

(4) Annualized from Q1 FY 2021 revenue. Money transfer revenue was adjusted by excluding $4.4 in revenue generated by unusually favorable but temporary FX market conditions

(5) Annualized from Q1 FY 2021 revenue

(6) TTM - Trailing twelve months ended October 31, 2020

(7) Enterprise value (EV) is sum of the parts totals plus IDT non-controlling interest of $4MM less IDT cash, cash equivalents, current equity investments and current debt securities of $119 MM at October 31, 2020

(8) Enterprise value (EV) is market cap at 12/14/2020 plus IDT non-controlling interest of $4MM less IDT cash, cash equivalents, current equity investments and current debt securities of $119 MM at 10/31/2020

Non-GAAP Reconciliation

IDT's Traditional Communications segment's Adjusted EBITDA less CAPEX is a financial metric, which is calculated by deriving Traditional Communications' Adjusted EBITDA as described below and subtracting capital expenditures in accordance with generally accepted accounting principles in the United States of America (GAAP). Management uses Adjusted EBITDA less CAPEX to evaluate the level of capital investment needed to support operations, and as a reasonable proxy for the cash generated by IDT's businesses. Because IDT's capital expenditures reflect an allocation of capital for longer term growth, IDT seeks to strike an appropriate balance between near-term and long-term financial performance as reflected in Adjusted EBITDA less CAPEX. IDT's measurement of Adjusted EBITDA less CAPEX may not be comparable to similarly titled measures reported by other companies.

IDT's Adjusted EBITDA is a non-GAAP measure. Generally, a non-GAAP measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

IDT's measure of Adjusted EBITDA consists of revenue less direct cost of revenues and selling, general and administrative expense. Another way of calculating Adjusted EBITDA is to start with income (loss) from operations, add depreciation and amortization, severance expense, and other operating expense, and deduct other operating gains. These additions and subtractions are non-cash and/or non-routine items in the relevant fiscal 2021 and fiscal 2020 periods.

Management believes that IDT's Adjusted EBITDA provides useful information to both management and investors by excluding certain expenses and non-routine gains and losses that may not be indicative of IDT's or the relevant segment's core operating results. Management uses Adjusted EBITDA, among other measures, as a relevant indicator of core operational strengths in its financial and operational decision making.

In addition, management uses Adjusted EBITDA to evaluate operating performance in relation to IDT's competitors. Disclosure of this financial measure may be useful to investors in evaluating performance and allows for greater transparency to the underlying supplemental information used by management in its financial and operational decision-making. In addition, IDT has historically reported Adjusted EBITDA and believes it is commonly used by readers of financial information in assessing performance, therefore the inclusion of comparative numbers provides consistency in financial reporting.

Management refers to Adjusted EBITDA, as well as the GAAP measures income (loss) from operations and net income (loss), on a segment and/or consolidated level to facilitate internal and external comparisons to the segments' and IDT's historical operating results, in making operating decisions, for budget and planning purposes, and to form the basis upon which management is compensated.

Non-GAAP Reconciliation

While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or capitalized in prior periods. IDT's Adjusted EBITDA, which is exclusive of depreciation and amortization, is a useful indicator of its current performance.

Severance expense is excluded from the calculation of Adjusted EBITDA. Severance expense is reflective of decisions made by management in each period regarding the aspects of IDT's and its segments' businesses to be focused on in light of changing market realities and other factors. While there may be similar charges in other periods, the nature and magnitude of these charges can fluctuate markedly and do not reflect the performance of IDT's core and continuing operations.

Other operating expense, net, which is a component of income (loss) from operations, is excluded from the calculation of Adjusted EBITDA. Other operating expense, net includes accruals for non-income related taxes related to one of IDT's foreign entities, expense for the indemnification of a net2phone cable telephony customer related to patent infringement claims brought against the customer, expenses for other legal matters, and the write-off of certain assets. From time-to-time, IDT may incur costs related to non-routine legal and tax matters, and write-off assets, however, these various items generally do not occur each quarter. IDT believes the losses from these non-routine matters are not components of IDT's or the relevant segment's core operating results.

The other calculation of Adjusted EBITDA consists of revenue less direct cost of revenues and selling, general and administrative expense. As the other excluded items are not reflected in this calculation, they are excluded automatically and there is no need to make additional adjustments. This calculation results in the same Adjusted EBITDA amount and its utility and significance is as explained above.

Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, income (loss) from operations, cash flow from operating activities, net income (loss), or other measures of liquidity and financial performance prepared in accordance with GAAP. In addition, IDT's Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Following is a reconciliation of IDT's Traditional Communications segment's Adjusted EBITDA to the most directly comparable GAAP measure, which is income from operations for IDT's Traditional Communications segment.

IDT

Non-GAAP Reconciliation

IDT Corporation
Reconciliation of Traditional Communications segment's Adjusted EBITDA to Income from Operations
(unaudited) in millions. Figures may not foot or cross-foot due to rounding to millions

	Q1 FY2020	Q2 FY2020	Q3 FY2020	Q4 FY2020	Q1 FY2021	TTM Q1 FY2021
Adjusted EBITDA	$ 14.7	$ 15.3	$ 14.2	$ 17.8	$ 19.5	$ 66.8
Subtract:						
Depreciation and amortization	4.1	3.9	3.7	3.1	3.0	13.7
Severance expense	0.6	0.5	0.6	1.8	0.1	3.0
Other operating expense, net	2.5	0.2	0.4	1.4	0.6	2.5
Income from operations	$ 7.5	$ 10.8	$ 9.5	$ 11.5	$ 15.8	$ 47.6

IDT Corporation

Thank You